UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 17, 2015

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36751 (Commission File Number)	04-3522315 (I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02(c) below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Executive Officer

In connection with the hiring of Jonathan Lieber as the Chief Financial Officer of Histogenics Corporation (the “Company”), as described below, Stephen J. DiPalma will resign from his position as the Company’s Interim Chief Financial Officer effective as of July 2, 2015. Mr. DiPalma intends to continue to work with the Company’s management and board of directors during the transition period following Mr. Lieber’s hiring.

(c)  Appointment of Certain Officers

On June 17, 2015, the Company announced the hiring of Mr. Jonathan Lieber as the Company’s Chief Financial Officer, effective as of July 2, 2015, pursuant to the terms of an employment agreement by and between Mr. Lieber and the Company (the “Employment Agreement”). Mr. Lieber will likewise enter into the Company’s standard form Confidential Information and Intellectual Property Assignment Agreement and standard form indemnification agreement for officers and directors. Under the Employment Agreement, the Company will pay Mr. Lieber a base salary at the gross annual rate of $315,000 and Mr. Lieber shall be eligible to earn an annual incentive bonus with a target amount equal to 40% of the annual base salary. Subject to the approval of the Company’s board of directors or its compensation committee, the Company shall also grant Mr. Lieber an option (the “Initial Option”) to purchase 110,000 shares of the Company’s Common Stock pursuant to the terms of the Company’s 2013 Equity Incentive Plan and the Company’s standard form Stock Option Agreement. The shares subject to the Initial Option will vest over a four-year period of employment by the Company, with 25% of the shares vesting following the first year of employment. In addition, subject to the approval of the Company’s board of directors or its compensation committee, the Company shall also grant Mr. Lieber an option to purchase 30,000 additional shares of the Company’s common stock (the “Performance Grant”) at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date the Performance Grant is granted. The Performance Option shall vest in full if the Company’s stock price is at or above $19.92 for any consecutive 60 day period within 4 years of the date of grant as long as Mr. Lieber provides continuous service during such consecutive 60 day period. If the Performance Option is exercised within one year of earning the award, Mr. Lieber must hold the shares received upon exercise net of taxes until the one-year anniversary of earning the Performance Option is reached. The press release announcing Mr. Lieber’s hiring is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining the Company, Mr. Lieber was Senior Vice President and Chief Financial Officer of Metamark Genetics, Inc., a privately held, urology-focused, molecular diagnostics company, from January 2014 to June 2015. From September 2012 to September 2013, Mr. Lieber served as the Chief Financial Officer and Treasurer of Repligen Corporation, a manufacturer and supplier of high-value consumables to the life sciences industry. From June 2009 to May 2012, Mr. Lieber served as Chief Financial Officer and Treasurer of Xcellerex, Inc., a privately-held company engaged in the manufacture and sale of capital equipment and related consumables to the biopharmaceutical industry. Mr. Lieber received an M.B.A. in finance from the Stern School of Business of New York University and a B.S. in business administration from Boston University.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.38+	Employment Agreement, by and between Histogenics Corporation and Jonathan Lieber, dated as of June 17, 2015.

99.1	Press Release of Histogenics Corporation dated June 22, 2015.

+	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: June 22, 2015	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.38+	Employment Agreement, by and between Histogenics Corporation and Jonathan Lieber, dated as of June 17, 2015.

99.1	Press Release of Histogenics Corporation dated June 22, 2015.

+	Indicates management contract or compensatory plan.